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                                 EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our reports dated November 30, 2000, accompanying the consolidated financial statements of Irvine Sensors Corporation and subsidiaries appearing in the 2000 Annual Report to Stockholders and accompanying the schedules included in the Annual Report on Form 10-K/A for the fiscal year ended October 1, 2000, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of said reports in the Registration Statement of Irvine Sensors Corporation on Form S-8.


Grant Thornton LLP

Irvine, California
November 20, 2001